PRICING SUPPLEMENT NO. 70                                        Rule 424(b)(3)
DATED: November 6, 1997                                      File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $20,000,000*  Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 11/12/97   Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 11/12/98

Option to Extend Maturity:         No  [x]

                                   Yes [_]   Final Maturity Date:


                                                Optional           Optional
                          Redemption            Repayment          Repayment
Redeemable On             Price(s)              Date(s)            Price(s)
-------------             -----------           ----------         ----------

N/A                       N/A                   N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  0.000%

Interest Payment Dates: * *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate:

[_]         Commercial Paper Rate           Minimum Interest Rate:

[_]         Federal Funds Rate              Interest Reset Date(s):

[_]         Treasury Rate                   Interest Reset Period:

[_]         LIBOR Reuters                   Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                      Interest Payment Period:

Index Maturity:

Spread (plus or minus):
------------------------------

*        Issued at 94.400% of the principal amount.
**       At maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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